Exhibit 10.3

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT

AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (“Amendment”) is entered into as of September 28, 2015, by and among CryoLife, Inc. (“CryoLife”), CryoLife International, Inc. (“International”) and Aurazyme Pharmaceuticals, Inc. (“Auruzyme”, and together with CryoLife and International, the “Borrowers”), CryoLife as Borrower Representative, the other Credit Parties party hereto, General Electric Capital Corporation, a Delaware corporation (the “Agent”), as administrative agent for the lenders from time to time party to the Credit Agreement described below (collectively, the “Lenders” and individually each a “Lender”) and for itself as a Lender and L/C Issuer, and such Lenders.

RECITALS

A. Borrower Representative, the other Credit Parties signatory thereto, the Lenders signatory thereto from time to time and Agent are parties to that certain Second Amended and Restated Credit Agreement, dated as of September 26, 2014 (as may be amended, supplemented, revised, restated, replaced or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used in this Amendment without definition shall have the meanings ascribed to such terms in the Credit Agreement, as applicable.

B. The Borrowers have requested that Lenders amend the Credit Agreement in certain respects and Lenders have agreed to so amend the Credit Agreement, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and intending to be legally bound, the parties hereto agree as follows:

A. AMENDMENTS

1. Amendment to Section 5.4. Section 5.4 of the Credit Agreement is hereby amended by replacing subsection (b) of such Section in its entirety with the following:

(b) extensions of credit by (i) any Credit Party to any other Credit Party, (ii) a Borrower or any Domestic Subsidiary of a Borrower to Foreign Subsidiaries of a Borrower not to exceed $3,000,000 in the aggregate at any time outstanding for all such extensions of credit (including intercompany accounts receivable owed by Foreign Subsidiaries except to the extent such intercompany accounts receivable constitutes trade payables entered into in the ordinary course of business) provided, if the extensions of credit described in foregoing clauses (i) and (ii) are evidenced by notes, such notes shall be pledged to the Agent, for the benefit of the Secured Parties, and have such terms as the Agent may reasonably require and (iii) a Foreign Subsidiary of a Borrower to another Foreign Subsidiary of a Borrower;

B. CONDITIONS TO EFFECTIVENESS

Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrowers shall have no rights under this Amendment, until Agent shall have received duly executed signature pages to this Amendment from the Lenders, Borrowers, L/C Issuer, Agent and each Credit Party.

C. REPRESENTATIONS

Each Credit Party hereby represents and warrants to Lenders, L/C Issuer and Agent that:

1. The execution, delivery and performance by such Credit Party of this Amendment (a) are within such Credit Party’s power; (b) have been duly authorized by all necessary corporate, limited liability company or limited partnership action; (c) are not in contravention of any provision of such Credit Party’s certificate of incorporation or bylaws or other organizational documents; (d) do not violate any law or regulation, or any order or decree of any Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Credit Party or any of its Subsidiaries is a party or by which such Credit Party or any such Subsidiary or any of their respective property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Credit Party or any of its Subsidiaries other than those in favor of Agent, on behalf of itself and the Lenders, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person.

2. This Amendment has been duly executed and delivered for the benefit of or on behalf of each Credit Party and constitutes a legal, valid and binding obligation of each Credit Party, enforceable against such Credit Party in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general.

3. Except as disclosed in writing to the Agent on the date hereof, both before and after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects and no Default or Event of Default has occurred and is continuing as of the date hereof.

D. OTHER AGREEMENTS

1. Continuing Effectiveness of Loan Documents. As amended hereby, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Credit Parties party thereto. To the extent any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby. Upon the effectiveness of this Amendment such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby.

2. Reaffirmation of Loan Documents. Each Credit Party consents to the execution and delivery of this Amendment by all parties hereto and the consummation of the transactions described herein, and ratifies and confirms the terms of the Credit Agreement, that certain Guaranty and Security Agreement, dated as of March 27, 2008, reaffirmed by that certain Omnibus Reaffirmation Agreement, dated as of October 28, 2011 and further reaffirmed by that certain Omnibus Reaffirmation Agreement, dated as of September 26, 2014 (as amended, supplemented or modified, the “Guaranty and Security Agreement”) and each other Loan Document to which such Credit Party is a party with respect to the indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby and all promissory notes issued thereunder. Each Credit Party acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of any Borrower to the Lenders or any other obligation of Borrowers, or any actions now or hereafter taken by the Lenders with respect to any obligation of Borrowers, the Guaranty and Security Agreement (i) is and shall continue to be a primary obligation of such Credit Party, (ii) is and shall continue to be an absolute, unconditional, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of any Credit Party under the Guaranty and Security Agreement.

3. Acknowledgment of Perfection of Security Interest. Each Credit Party hereby acknowledges that, as of the date hereof, the security interests and liens granted to Agent, the L/C Issuer and the Lenders under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.

4. Effect of Agreement. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrowers to the Lenders, the L/C Issuer and Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

6. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement and the other Loan Documents or an accord and satisfaction in regard thereto.

7. Costs and Expenses. The Borrowers agree to pay on demand all costs and expenses of Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for Agent with respect thereto.

8. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission, Electronic Transmission or containing an E-Signature shall be as effective as delivery of a manually executed counterpart hereof.

9. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

10. Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[signature pages to follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BORROWERS AND BORROWER REPRESENTATIVE:

CRYOLIFE, INC.

By:	/s/ D. A. Lee
Name:	David Ashley Lee
Title:	EVP, COO & CFO

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement]

BORROWERS:

AURAZYME PHARMACEUTICALS, INC.

By:	/s/ D. A. Lee
Name:	D. Ashley Lee
Title:	Executive Vice President, Chief Operating
Officer and Chief Financial Officer

CRYOLIFE INTERNATIONAL, INC.

By:	/s/ D. A. Lee
Name:	D. Ashley Lee
Title:	Executive Vice President, Chief Operating
Officer and Chief Financial Officer

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement]

AGENT, L/C ISSUER AND LENDERS:

GENERAL ELECTRIC CAPITAL
CORPORATION, as Agent, L/C Issuer and sole Lender

By:	/s/ Daniel L. Evans
Its Duly Authorized Signatory
Daniel L. Evans

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement]